UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 14, 2024

Chicago Rivet & Machine Co.

(Exact Name of Registrant as Specified in Its Charter)

Illinois	000-01227	36-0904920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Frontenac Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (630) 357-8500

____________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CVR	NYSE American (Trading privileges only, not registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 14, 2024.  At the meeting, (1) the seven nominees named in the Company’s proxy statement dated April 2, 2024 were elected to serve for a term ending at the Annual Meeting in 2025 and (2) the selection of Crowe LLP to serve as the Company’s independent registered public accounting firm for 2024 was ratified.

The voting results for each proposal are set forth below:

Election of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
Kent H. Cooney	520,989	34,183	241,340
Kurt Moders	524,571	32,558	241,340
James W. Morrissey	539,544	167,479	241,340
Walter W. Morrissey, M.D.	536,117	28,250	241,340
Karen G. Ong	539,441	26,166	241,340
Gregory D. Rizzo	536,041	28,336	241,340
John L. Showel	523,142	33,719	241,340

Ratification of Crowe LLP as the Company’s independent registered public accounting firm for 2024:

Votes For	Votes Against	Abstentions	Broker Non-Votes
822,485	3,445	2,109	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO.

By: /s/ Gregory D. Rizzo
Date: May 15, 2024	Gregory D. Rizzo
Chief Executive Officer